UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 3, 2006

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

001-07530	WISCONSIN GAS LLC	20-3978942
(A Wisconsin Limited Liability Company)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION
WISCONSIN ELECTRIC POWER COMPANY
WISCONSIN GAS LLC

ITEM 8.01 OTHER EVENTS.

Effective January 3, 2006, James Fleming was appointed an Executive Vice President of Wisconsin Energy Corporation, Wisconsin Electric Power Company and Wisconsin Gas LLC (collectively, the "Company"). Mr. Fleming will also become the Company's General Counsel on or before the date of retirement of Larry Salustro, the Company's current General Counsel, which is expected to occur no later than January 1, 2007. Prior to joining the Company, Mr. Fleming was Vice President and Associate General Counsel with Southern Company.

The Company entered into an employment agreement with Mr. Fleming, dated as of November 23, 2005, which became effective January 3, 2006. Pursuant to the terms of the agreement, Mr. Fleming will receive an annual base salary of $400,000, subject to periodic review and adjustment by the Compensation Committee. Mr. Fleming's target bonus opportunity will be 70% of base salary and his maximum award will be 140% of base salary, subject to adjustment as permitted under the Short-Term Performance Plan of Wisconsin Energy Corporation. Mr. Fleming is eligible to receive equity based incentives under comparable terms, and at such times, as such awards are made to other senior executives of the Company.

In addition, the agreement provides that Mr. Fleming receive a special lump sum signing bonus of $150,000 and a one-time restricted stock award of 2,500 shares. The restricted stock vests at the rate of 20% per year of service, provided that the stock will become 100% vested due to termination of employment by death or disability.

The agreement provides that in the event of certain terminations following a change in control of Wisconsin Energy, Mr. Fleming will be eligible for severance benefits commensurate with those of other Executive Vice Presidents. Therefore, if his employment is terminated (i) by the Company, other than for cause, death or disability, in anticipation of or following a change in control, (ii) by Mr. Fleming for good reason following such a change in control, or (iii) by Mr. Fleming within six months after completing one year of service following a change in control, Mr. Fleming is entitled to a lump sum severance benefit equal to three times the sum of his highest annual base salary in effect for the three years preceding termination and highest bonus amount during that time. The highest bonus amount would be calculated as the largest of (i) the current target bonus for the fiscal year in which employment termination occurs, (ii) the highest bonus paid in any of the last three fiscal years of the Company prior to termination, or (iii) an amount calculated by multiplying the highest bonus percentage earned during either of such three fiscal year periods times the highest yearly base salary rate in effect during the three-year period ending prior to termination. The agreement also provides for three years continuation of health and certain other welfare benefit coverage, eligibility for retiree health coverage thereafter, a payment equal to the value of three additional years of participation in the applicable qualified and non-qualified retirement plans, full vesting in all outstanding stock options, restricted stock and other equity compensation awards, certain financial planning services and other benefits and a "gross-up" payment should any payments or benefits under the agreement trigger federal excise taxes under the "parachute payment" provisions of the tax law.

Mr. Fleming is entitled to participate, on a basis commensurate with other Executive Vice Presidents of Wisconsin Energy, in all retirement and welfare benefit plans and programs generally available to employees, as well as Wisconsin Energy's Executive Deferred Compensation Plan and Supplemental Executive Retirement Plan ("SERP"). Pursuant to its terms, SERP benefits vest upon an officer attaining age 60. As such, Mr. Fleming's SERP benefit is currently vested. In addition, the Company has agreed to provide a special supplemental pension to recognize the difference between the retirement benefits that Mr. Fleming would have received from his prior employer and the retirement benefits received from the Company. This account will be credited with a minimum of $80,000 annually, and up to an additional $40,000 annually based upon performance against Company goals established by the Compensation Committee. This special pension vests at the earlier of five years from the date Mr. Fleming commences employment or the date he reaches age 65.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: January 9, 2006	Stephen P. Dickson -- Vice President and Controller;
Principal Accounting Officer

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

/s/ STEPHEN P. DICKSON
Date: January 9, 2006	Stephen P. Dickson -- Vice President and Controller;
Principal Accounting Officer

WISCONSIN GAS LLC
(Registrant)

/s/ STEPHEN P. DICKSON
Date: January 9, 2006	Stephen P. Dickson -- Vice President and Controller;
Principal Accounting Officer